                                                                     99-B.8.42

                                                                    FORM OF

                                FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                                                     Among
                                                      ING INVESTORS TRUST
                                                                        and
                                                      DIRECTED SERVICES, INC.

THIS FIRST AMENDMENT (the “First Amendment”) is made and entered into as of the
___ day of January, 2006, by and among ING LIFE INSURANCE AND ANNUITY COMPANY, a
Connecticut life insurance company (the "Company") on its own behalf and on behalf of each segregated asset accounts of the Company (each an “Account”) set forth on Schedule A of the Agreement (defined below), ING INVESTORS TRUST (the “Trust”), and DIRECTED SERVICES, INC (the
"Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                                         RECITALS
WHEREAS, the Company, the Trust and the Distributor are parties to a Participation
Agreement entered into as of April 30, 2003, (the "Agreement"), and

WHEREAS, the Company, the Trust and the Distributor now desire to modify the Agreement to (i) add an additional separate account to the Agreement; and (ii) to revise the list of authorized portfolios referenced in Schedule B.

NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1.	Schedule A of the Agreement is hereby deleted and replaced with Schedule A attached hereto; effective as of January 3, 2006;

2.	Schedule B of the Agreement is hereby deleted and replaced with Schedule B attached hereto; effective as of January 3, 2006; and

3.	this First Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

ING LIFE INSURANCE	ING INVESTORS TRUST
AND ANNUITY COMPANY

By:	By:
Name:	Name:
Title:	Title:

DIRECTED SERVICES, INC.

By:
Name:
Title:

SCHEDULE A

SEPARATE ACCOUNTS

Variable Annuity Account B of ING Life Insurance and Annuity Company
Variable Annuity Account C of ING Life Insurance and Annuity Company
Variable Annuity Account D of ING Life Insurance and Annuity Company
Variable Annuity Account F of ING Life Insurance and Annuity Company
Variable Annuity Account I of ING Life Insurance and Annuity Company
Variable Life Account B of ING Life Insurance and Annuity Company
Variable Life Account C of ING Life Insurance and Annuity Company

SCHEDULE B

ING INVESTORS TRUST

AUTHORIZED PORTFOLIOS:

ING AIM Mid Cap Growth Portfolio
ING Alliance Mid Cap Growth Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small/Mid Cap Portfolio
ING Capital Guardian U.S. Equities Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMR(SM) Diversified Mid Cap Portfolio
ING FMR(SM) Earnings Growth Portfolio
ING FMR(SM) Small Cap Equity Portfolio
ING Global Real Estate Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Tollkeeper(SM) Portfolio
ING International Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity
ING JPMorgan Small Cap Equity Portfolio
ING JPMorgan Value Opportunities Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Value Portfolio
ING LifeStyle Aggressive Growth Portfolio
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Growth Portfolio
ING LifeStyle Moderate Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING MarketPro Portfolio
ING MarketStyle Growth Portfolio
ING MarketStyle Moderate Growth Portfolio
ING MarketStyle Moderate Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities
ING Mercury Large Cap Growth Portfolio
ING Mercury Large Cap Value Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Oppenheimer Main Street Portfolio(R)
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Salomon Brothers All Cap Portfolio
ING Salomon Brothers Investors Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING UBS U.S. Allocation Portfolio

ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio
ING VP Index Plus International Equity Portfolio
ING Wells Fargo Mid Cap Disciplined Portfolio
ING Wells Fargo Small Cap Disciplined Portfolio